Exhibit 99.1

NEWS RELEASE

For more information:	John Coulbourn
SeaChange International
978-897-0100 x3098
johnc@schange.com

APPEALS COURT RELEASES DECISION IN PREVIOUSLY DECIDED PATENT

INFRINGEMENT CASE BETWEEN SEACHANGE & C-COR

MAYNARD, Mass., June 29, 2005 – SeaChange International (Nasdaq:SEAC) announced that the United States Court of Appeals for the Federal Circuit issued its decision in one of the SeaChange/C-Cor (as the successor to nCube Corporation) patent infringement cases.

The decision reversed the September 2000 finding by the United States District Court of Delaware that C-Cor’s MediaCube-4 product infringed SeaChange’s patent (Patent No. 5,862,312), and remanded certain issues back to the District Court. No costs or awards were granted to either SeaChange or C-Cor. Damages had never been determined in the original case and the decision will have no effect on the Company’s financial statements.

“We don’t believe that this decision will have any impact on SeaChange’s future opportunities in the On Demand television market worldwide,” said Bill Styslinger, president and CEO, SeaChange International. “Our On Demand system is being used to stream more video every month than any other system provider. We will continue to make significant investments in technology development to ensure that our customers will continue to have leading edge, reliable and cost effective solutions.”

An appeal in a second patent infringement case between SeaChange and C-Cor is still pending.

(more)

About SeaChange International

SeaChange International provides digital video systems that are changing television. Its powerful server and software systems enable television operators to provide new on-demand services and to gain greater efficiencies in advertising and content delivery. With its Emmy-winning MediaCluster® technology, thousands of SeaChange systems are helping broadband, broadcast and satellite television companies to streamline operations, expand services and increase revenues. SeaChange is headquartered in Maynard, Massachusetts and has product development, support and sales offices throughout the world. Visit www.schange.com.

Safe Harbor Provision

Any statements contained in this press release that do not describe historical facts, including without limitation statements concerning expected revenues, earnings, product introductions and general market conditions, may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations. The factors that could cause actual future results to differ materially from current expectations include the following: the continued growth, development and acceptance of the video-on-demand market; the loss of one of the Company’s large customers; the cancellation or deferral of purchases of the Company’s products; a decline in demand or average selling price for the Company’s broadband products; the Company’s ability to manage its growth; the Company’s ability to protect its intellectual property rights and the expenses that may be incurred by the Company to protect its intellectual property rights; an unfavorable result of current or future litigation, including the Company’s current patent litigation with C-COR (as successor to nCube Corp.); content providers limiting the scope of content licensed for use in the video- on-demand market; the Company’s ability to introduce new products or enhancements to existing products; the Company’s dependence on certain sole source suppliers and third-party manufacturers; the Company’s ability to compete in its marketplace; the Company’s ability to respond to changing technologies; the risks associated with international sales; changes in the regulatory environment; the performance of companies in which the Company has made equity investments, including the ON Demand Group Limited; the Company’s ability to hire and retain highly skilled employees; and increasing social and political turmoil.

Further information on factors that could cause actual results to differ from those anticipated is detailed in various publicly available documents made by the Company from time to time with the Securities and Exchange Commission, including but not limited to, those appearing under the caption “Certain Risk Factors That May Affect our Business” in the Company’s Annual Report on Form 10-K filed with the Commission on April 15, 2005. Any forward-looking statements should be considered in light of those factors. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in Company expectations or events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results may differ from those set forth in the forward-looking statements.

SeaChange and MediaCluster are registered trademarks of SeaChange International, Inc.

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